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                                                                    EXHIBIT 99.2

                        GULF SOUTH MEDICAL SUPPLY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Thomas G. Hixon and Stanton Keith Pritchard, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share ("Gulf South Common Stock"), of Gulf South Medical Supply, Inc. ("Gulf South") held of record by the
undersigned on    , 1998, at the special meeting of stockholders (the "Special
Meeting") to be held on    , 1998 at     a.m., Central Time, at    , including
any adjournments thereof.

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated December 14, 1997, (the "Merger Agreement"), by and among Gulf South, Physician Sales & Service, Inc. ("PSS"), and PSS Merger Corp., a wholly owned subsidiary of PSS ("Merger Corp"), pursuant to which, among other matters, (i) Merger Corp. will merge with and into Gulf South (the "Merger") with Gulf South surviving as a wholly owned subsidiary of PSS,
    (ii) each outstanding share of Common Stock, $.01 par value per share, of Gulf South ("Gulf South Common Stock") will be converted into the right to receive 1.75 shares of common stock, $.01 par value per share, of PSS ("PSS Common Stock") all on the terms set forth in the Merger Agreement (the "Exchange Ratio"), and (iii) all options and warrants to purchase shares of Gulf South Common Stock which are outstanding at such time, whether or not then exercisable, will become options or warrants, respectively, to purchase PSS Common Stock, and PSS will assume each option and warrant (as adjusted to reflect the Exchange Ratio), all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

                  FOR [_]         AGAINST [_]        ABSTAIN [_]

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

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  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

  WITNESS my hand and seal this    day of    , 1998.

                                    -------------------------------------------
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                                          Signature(s) of Stockholder(s)

                                    PLEASE SIGN THIS PROXY EXACTLY AS YOUR
                                    NAME OR NAMES APPEARS HEREON. IF STOCK IS
                                    HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR
                                    BOTH NAMES. WHEN SIGNING AS AN ATTORNEY,
                                    EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN
                                    OR CUSTODIAN, PLEASE INDICATE THE CAPACITY
                                    IN WHICH YOU ARE ACTING.

 PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED POSTPAID
                                   ENVELOPE.